DATED 29 SEPTEMBER 1999










                           INFOGRAMES ENTERTAINMENT SA





                       TAKE TWO INTERACTIVE SOFTWARE INC.






         --------------------------------------------------------------

                                    AGREEMENT
                                 TO BUY AND SELL
                           DMA DESIGN HOLDINGS LIMITED

         --------------------------------------------------------------















                                    GARRETTS
                                   180 Strand
                                     London
                                    WC2R 2NN
                              Phone: 0171 344 0344
                               Fax: 0171 438 2518
                                  Ref: MDLD/DCR

THIS AGREEMENT is made on 29 September 1999


BETWEEN:


(1) INFOGRAMES ENTERTAINMENT SA, a company incorporated in France (registered number RCS Lyon B341 699 106) whose registered office is at 82 - 84 rue du 1er Mars 1943, 69100 Villeurbanne, France (the "Seller"); and


(2) TAKE TWO INTERACTIVE SOFTWARE INC., a Delaware Corporation whose business address is at 575 Broadway, New York, New York 10012, USA (the "Buyer").

BACKGROUND:

(A) DMA Design Holdings Limited (the "Company"), a company incorporated in England and Wales (registered no. 3736771) whose registered office is at 21 Castle Street, Castlefield, Manchester M3 4SW, has an authorised share capital of (pound)1,000 comprising 1,000 ordinary shares of (pound)1 each, one of which is issued and legally and beneficially owned by the Seller (the "Sale Share").

(B) DMA Design Limited (the "Subsidiary"), a company incorporated in England and Wales (registered no. 3312220) and whose registered office is at The Green House, 33 Bowdon Street, Sheffield, South Yorkshire S1 4HA, has an authorised share capital comprising 1,000 ordinary shares of (pound)1 each, one of which is issued and legally and beneficially owned by the Company (the "Subsidiary Share").

(C) The Seller has agreed to sell and the Buyer has agreed to buy the Sale Share on the terms and subject to the conditions of this Agreement.


THE PARTIES AGREE as follows:

1      INTERPRETATION

1.1    In this Agreement:


       Attack/Clan Wars Assignment      means  the  assignment  of  intellectual
                                        property in the computer games "Attack" and "Clan Wars" between the Subsidiary and Gremlin Interactive Limited dated the date of this Agreement;

       Assigned Games                   means the computer games "Attack", "Clan
                                        Wars" and "Tanktics";

       Business Day                     means a day  other  than a  Saturday  or
                                        Sunday on which banks generally in the City of London are open to transact normal business;

       Buyer's Group Company            means  each of the Buyer and its  parent
                                        undertaking(s)    and   any   subsidiary
                                        undertaking(s) of any of them, in each case from time to time (and including, for the avoidance of doubt the Company and the Subsidiary);

       Claim means a claim (whether in contract, tort or otherwise) by the Buyer under or in relation to clause 4 or clause 9 or the Tax Deed or for misrepresentation;

       Companies Act                    means the Companies Act 1985;

       Completion                       means   completion   of  the   sale  and
                                        purchase of the Sale Share in accordance with clause 3;

       Completion Accounts              means  the  accounts  of the  Subsidiary
                                        prepared in accordance with clause 2.5;

       Encumbrance                      means a mortgage,  pledge,  charge, lien
                                        or assignment or any other  encumbrance,
                                        priority   or   security   interest   or
                                        arrangement of any kind, or other type of preferential arrangement (including a title transfer and retention agreement) having similar effect;

       First Share Sale Agreement       the  agreement  dated  the  date of this
                                        Agreement to buy and sell the share in the Subsidiary and to lend and borrow money for that purpose between Gremlin
                                        Holdings Limited as seller, the Company as buyer and borrower and the Seller as lender;

       IPR Assignments                  means the Wild Metal Country Assignment,
                                        the   Tanktics    Assignment   and   the
                                        Attack/Clan Wars Assignment;

       Key Person                       means a  person  who  immediately  after
                                        Completion   is  a   director   of   the
                                        Subsidiary or was employed or engaged as an employee of the Subsidiary in the capacity of manager or producer or in a more senior capacity (other than the directors of the Subsidiary who will resign in accordance with clause 3.1.4);

       Liabilities                      all liabilities, duties, commitments and
                                        obligations  of every  description  (but
                                        excluding  Tax  Liabilities  ),  whether
                                        deriving  from  contract,   common  law,
                                        statute or otherwise, whether present or
                                        future,    actual   or   contingent   or
                                        ascertained or unascertained and whether owed or incurred severally or jointly or as a principal or surety;

       Reorganisation                   means the reorganisation of the group of
                                        companies  comprising the Seller's Group
                                        Companies,    the    Company   and   the
                                        Subsidiary  which took  place  between 1
                                        July  1999  (inclusive)  and  Completion
                                        including the IPR Assignments, the First
                                        Share Sale  Agreement,  the Second Share
                                        Sale Agreement and the waiver by Gremlin
                                        Group Plc on 2 August  1999 of an amount
                                        of(pound)3,871,000     owed    by    the
                                        Subsidiary  (and  for the  avoidance  of
                                        doubt  the   reorganisation   shall  not
                                        include any actions carried out by the Subsidiary in the ordinary course of its business);

       Second Share Sale Agreement      means  the  agreement  dated the date of
                                        this Agreement to buy and sell the shares in Gremlin Group PLC between the Company as seller and Ocean Holdings
                                        Limited as buyer;

       Secondment Agreement             means the secondment agreement in agreed
                                        form   between    Gremlin    Interactive
                                        Limited, the Subsidiary and the Buyer in
                                        respect   of  the   Secondment   of  two
                                        employees of Gremlin Interactive Limited to the Subsidiary;

       Seller's Group Company           means  each of the Seller and its parent
                                        undertaking(s)    and   any   subsidiary
                                        undertaking(s) of any of them, in each case from time to time;

       Tanktics Assignment              means  the  assignment  of  intellectual
                                        property in the computer game "Tanktics"
                                        between  the   Subsidiary   and  Gremlin
                                        Interactive Limited dated the date of this Agreement;

       Tax shall have the meaning given to it in the Tax Deed;

       Tax Deed means the tax deed in agreed form to be entered into between the Buyer and the Seller;

       Tax Liability                    shall  have the  meaning  given to it in
                                        the Tax Deed;

       Uncapped Claims                  means any Claims  (whether in  contract,
                                        tort  or  otherwise)   and  whether  for
                                        breach of warranty or  misrepresentation
                                        in respect of the  warranties  in clause
                                        4.2.1  to  4.2.8,   the  indemnities  in
                                        clauses 9.1.2 and 9.1.3 or under the Tax
                                        Deed; and

       Wild Metal Country Assignment    means  the  assignment  of  intellectual
                                        property  in  and   certain   publishing
                                        agreements relating to the computer game
                                        "Wild Metal Country" between the Buyer, the Subsidiary and Gremlin Interactive
                                        Limited and dated the date of this Agreement. 1.2 In this Agreement, a reference to:

       1.2.1 a clause or party or schedule, unless the context otherwise requires, is a reference to a clause of or a party or schedule to this Agreement;

       1.2.2  a person  includes,  unless  the  context  otherwise  requires,  a
              reference   to  a  body   corporate,   association,   governmental
              authority, public body, trustee or partnership;

       1.2.3 a document is a reference to the document as from time to time supplemented or varied;

       1.2.4 a "subsidiary undertaking" or a "parent undertaking" is to be construed in accordance with section 258 of the Companies Act;

       1.2.5 "control" is to be construed in accordance with section 416 of ICTA;

       1.2.6 a document in the "agreed form" means the document in the form agreed and, for the purposes of identification only, signed or initialled by or on behalf of the Seller and the Buyer. A list of these documents is set out in schedule 3;

       1.2.7 a person includes a reference to the person's legal personal representatives, successors and lawful assigns; and

       1.2.8 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision before the date of this Agreement.

1.3    The headings in this Agreement do not affect its interpretation.

1.4 In this Agreement, the words "include", "includes" and "including" are to be construed as if they were immediately followed by the words "without limitation".

1.5 Any statement in this Agreement which refers to "so far as the Seller is aware" or any similar expression shall be limited to the awareness which the Seller and/or Chris Stockwell (the company secretary of Gremlin Group
       Plc) actually has.

2      AGREEMENT TO BUY AND SELL AND PRICE

2.1 The Seller agrees to sell with full title guarantee and the Buyer agrees to buy the Sale Share and each right attaching or accruing to the Sale Share on or after the date of this Agreement, free of any option, claim or Encumbrance.

2.2 Subject to clause 2.3 below, as consideration for the Sale Share the Buyer agrees to pay the Seller the sum of (pound)1 (receipt of which is hereby acknowledged) and to procure that at Completion the Company repays (or to repay on behalf of the Company) the (pound)3,251,703 owed by the Company to the Seller pursuant to the loan created under the First Share Sale Agreement, provided that all other indebtedness owed by the Company or the Subsidiary to any Seller's Group Company shall be dealt with in accordance with clause 6.

2.3 The Seller shall reimburse to the Buyer out of the amount paid under clause 2.2 (for itself and acting as trustee for the Company) the amount (if any) by which the Net Asset Value (as determined in accordance with clauses 2.4 and 2.5 below) is below (pound)-3,500,000 (negative three million five hundred thousand) less X (where X is (pound)500,000 less the amount of any Claims (other than Uncapped Claims or a Claim in respect of the indemnity in clause 9.1.1 or the warranty in clause 4.2.10) which have been finally determined against the Seller). For the avoidance of doubt no reimbursement shall be made of the consideration paid until the amount by which the Net Asset Value is below (pound)-3,500,000 (negative three million five hundred thousand) when aggregated with all Claims (other than Uncapped Claims or a Claim in respect of the indemnity in clause 9.1.1) which are finally determined against the Seller exceeds (pound)500,000, in which event a reimbursement shall be made only in respect of the excess over (pound)500,000.

2.4 For the purposes of this clause 2, "Net Asset Value" shall mean the amount paid up or credited as paid up on the issued share capital of the Subsidiary plus the reserves of the Subsidiary plus the retained earnings of the Subsidiary (or less the amount standing to the debit of the profit and loss account of the Subsidiary) less any amount included in the above which is attributable to minority interests, goodwill assets and/or other intangible assets in each case as at the date of Completion and as finally determined in accordance with clause 2.5.

2.5    For the purpose of determining the amount of the Net Asset Value:

       2.5.1 The Seller shall as soon as practicable following Completion (and in any event on or before 13 October 1999) deliver to the Buyer draft Completion Accounts prepared by the Seller (together with copies of all working papers relating to the preparation of the draft Completion Accounts). In order to prepare the draft Completion Accounts the Buyer shall (and shall procure that the Subsidiary shall) give all such reasonable assistance, documents, information and access to premises and personnel of the Subsidiary as the Seller shall require in order to prepare the draft Completion Accounts in the time required. Such draft Completion Accounts will:

              (a) comprise a pro forma balance sheet and statement of income in respect of the Subsidiary;

              (b) be in respect of the period from 30 June 1999 to the date of Completion; and

              (c) be prepared using the same accounting policies as, on the same basis as and in all respects in a manner consistent with the audited accounts of the Subsidiary for the period to 30 June 1999 (the "Audited Accounts").

       2.5.2 The Buyer shall raise no dispute in relation to the value of work in progress (relating to computer games in development) in the Audited Accounts (such figure being(pound)816,044) and acknowledges and accepts that the value of "work in progress" (relating to computer games in development) which will appear in the pro forma balance sheet of the Completion Accounts shall be calculated from such figure using the same accounting policies as, on the same basis as and in all respects in a manner consistent with the Audited Accounts (provided that account shall be taken of (pound)200,000 in respect of the sale by the Subsidiary of rights in the Assigned Games) and no dispute shall be raised and no adjustment shall be made to that amount in determining the Net Asset Value in accordance with this clause 2.5. The Buyer also agrees that no provision shall be made or any amount accounted for in the Completion Accounts for any Tax Liability arising or which may arise in connection with the waiver on 2 August 1999 by Gremlin Group PLC of an amount of(pound)3,871,000 owing by the Subsidiary to Gremlin Group PLC for the purposes of the calculation of the Net Asset Value and without prejudice to the Buyer's rights (but subject to its obligations) under the Tax Deed.

       2.5.3 Following receipt of the draft Completion Accounts from the Seller, the Buyer shall be entitled to examine these with a view to agreeing the Seller's calculation of the Net Asset Value. The calculation of the Net Asset Value and Completion Accounts prepared by the Seller shall be final and binding upon the parties to this Agreement unless, prior to the expiry of 45 days following their delivery to the Buyer, the Buyer serves notice on the Seller stating that it wishes to dispute the same giving a detailed written explanation of its grounds for wishing to do so and incorporating any adjustment which the Buyer would wish to be made to the draft Completion Accounts and its own calculation of the Net Asset Value.

       2.5.4 If a dispute is raised by the Buyer as to the draft Completion Accounts and/or the Net Asset Value and such dispute is not settled by agreement between the Buyer and the Seller within 30 days after the Buyer notifies the Seller of the dispute pursuant to sub-clause 2.5.3 above, then either the Seller or the Buyer may instruct an independent firm of chartered accountants (the "Independent Accountants") appointed by agreement or in default of agreement by the President of the Institute of Chartered Accountants of England and Wales (acting as experts and not as arbitrators) to determine the dispute in question (having regard to the criteria for determining Net Asset Value in clauses 2.4 and 2.5) within 30 days of such instruction and the determination of such firm (whose costs shall be borne as such firm shall direct or (in default of direction) by the parties in equal proportions) shall be final and binding on the parties in all circumstances and each of the parties shall on request promptly supply to the Seller or the Buyer (or their respective professional advisers) and the Independent Accountants (as appropriate) all such assistance, documents and information as they may respectively require for the purpose of the determination pursuant to Clause 2.5.4 and the parties shall use all reasonable endeavours to procure the due and prompt determination of the Net Asset Value and finalisation of the Completion Accounts.

2.6 The Buyer must pay (or procure the Company to pay, as the case may be) the amount due under clause 2.2 as may be adjusted in accordance with clause 2.3 in cash by telegraphic transfer to the following bank account (or to such other account as the Seller may direct):


         Account bank and branch:         Societe Generale Lyon Entreprises Bank

         Bank code:                       30003


         Agency code:                     02280


         Account name:                    Infogrames Entertainment SA

         Account no:                      00078014698

2.7    There is no clause 2.7

2.8    There is no clause 2.8

2.9    There is no clause 2.9

2.10   There is no clause 2.10

2.11 The Seller will procure that prior to Completion the overdraft of the Subsidiary held at the National Westminster Bank plc is reduced to an amount that is not more than (pound)3,988,905 and the Seller shall fully and effectively indemnify the Buyer (for itself and as trustee for the Company or the Subsidiary and their respective officers, directors and employees) against any and all loss, damage or liability (and all costs, charges, interest, fines, penalties and expenses relating to such loss, damage or liability) as a result such overdraft exceeding (pound)3,988,905 at the date of Completion.

3      COMPLETION

3.1 Completion must take place at the offices of Garretts at 180 Strand, London WC2R 2NN immediately after execution of this Agreement when:

       3.1.1  the Buyer must:

              (a) pay (or procure payment of) the amounts due under clauses 2.2, 6.6, 6.7 and 6.8; and

              (b)    give or make  available  to the Seller the items  listed in schedule 1;

       3.1.2 the Seller must give or make available to the Buyer the items listed in schedule 2;

       3.1.3 the Seller must procure that a meeting of the board of directors of the Company takes place at which the directors resolve to:

              (a) approve for registration the transfer of the Sale Share to the Buyer or its nominee(s) and the entry of the transferee(s) in the register of members of the Company (subject to the production of a properly stamped transfer);

              (b) change the Company's registered office to Hogarth House, 29-31 Sheet Street, Windsor;

              (c) revoke all existing mandates for the operation of the bank accounts of the Company and replace them with new mandates as required by the Buyer;

              (d)    change  the  Company's  accounting  reference  date  to  31
                     October;

              (e) accept the resignations of Michel Lanne, David Ward, Thomas Schmider, Jean-Marie Dura and Bruno Bonnell as directors and Gary Warburton as secretary which have been provided in the agreed form and appoint Kelly Sumner and Gerry Tucker as directors and Gerry Tucker as secretary with effect from the end of the meeting;

              (f) acknowledge that Deloitte, Touche, Tohmatsu had not yet formally acknowledged their appointment as auditors of the Company and could not therefore resign and to appoint PricewaterhouseCoopers as auditors of the Company at a remuneration to be agreed and subject to their consent; and

       3.1.4 immediately after the board meeting of the Company has taken place, the Seller must ensure that a meeting of the board of directors of the Subsidiary takes place at which the directors resolve to:

              (a) change the Subsidiary's registered office to Hogarth House, 29-31 Sheet Street, Windsor;

              (b) revoke all existing mandates for the operation of the bank accounts of the Subsidiary and replace them with new mandates as required by the Buyer;

              (c)    change the  Subsidiary's  accounting  reference  date to 31
                     October;

              (d) accept the resignations of James North-Hearn, Ian Stewart and Jenny Richards Stewart, Jean-Marie Dura and Michel Lanne as directors and Chris Stockwell as secretary and which have been provided in the agreed form appoint Kelly Sumner and Gerry Tucker as directors and Gerry Tucker as secretary with effect from the end of the meeting; and

              (e)    accept the  resignation  of Pannell Kerr Foster as auditors
                     and  appoint   PricewaterhouseCoopers   as  auditors  at  a
                     remuneration to be agreed and subject to their consent.


3.2 The Seller shall not be obliged to complete this Agreement unless the Buyer complies fully with the requirements set out in clause 3.1.1 above or any such requirements are waived by the Seller.

3.3 The Buyer shall not be obliged to complete this Agreement unless the Seller complies fully with the requirements set out in Clauses 3.1.2 to
       3.1.4 above or any such requirements are waived by the Buyer.


3.4 The Seller shall (and shall procure that any other Seller's Group Company or their respective professional advisers shall) on, and at all times after Completion, execute and do all such deeds, documents, acts and things as the Buyer shall reasonably require at or after Completion for assigning to or vesting in the Buyer or its nominees the full beneficial ownership of, and legal title to, the Sale Share, and for giving full effect to this Agreement.

4      WARRANTIES

4.1    The Seller and the Buyer each warrant to the other that:

       4.1.1 it has all necessary power and authority to execute and deliver, and to perform all its obligations and exercise all its rights under, this Agreement and all documents to be executed by it under this Agreement, and that such execution, delivery, performance of obligations and exercise of rights have been duly authorised by all necessary corporate action; and

       4.1.2 this Agreement has (and all documents to be executed by it under this Agreement have) been duly executed by a duly authorised representative of the Seller or the Buyer (as the case may be) and constitute(s) the valid and binding obligations of the Seller or the Buyer (as the case may be).

4.2    The Seller warrants to the Buyer that as at Completion:

       4.2.1 the information in respect of the Company and the Subsidiary set out in the section headed "Background" above is true, complete and accurate;

       4.2.2 the Seller is the sole legal and beneficial owner of the Sale Share and the Company is the sole legal and beneficial owner of the Subsidiary Share;

       4.2.3 the Sale Share and the Subsidiary Share have been properly allotted and issued and are fully paid or credited as fully paid;

       4.2.4 there is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to the Sale Share or the Subsidiary Share and no person has claimed to be entitled to an Encumbrance in relation to either of them;

       4.2.5 other than this Agreement, there is no agreement, arrangement or obligation requiring the transfer, redemption or repayment of, or the grant to any person of the right (whether conditional or unconditional) to require the transfer, redemption or repayment of the Sale Share or the Subsidiary Share (including an option or right of pre-emption or conversion);

       4.2.6 the Sale Share comprises the entire issued share capital of the Company and the Subsidiary Share comprises the entire issued share capital of the Subsidiary and there is no agreement, arrangement or obligation requiring, constituting or effecting the allotment, issue or transfer of any additional securities (including loan capital) of the Company or the Subsidiary (including an option or right of pre-emption);

       4.2.7 so far as the Seller is aware, the schedule of employees of the Subsidiary produced by the Seller at Completion contains a full and accurate list of all of the employees of the Subsidiary as at 31 August 1999 and full and accurate details of the salary payments made to those employees on that date;

       4.2.8 other than the indebtedness owed by the Company to the Seller as created by the First Share Sale Agreement and the obligations of the Company under the power of attorney granted to Ocean Holdings Limited under clause 4.1.1(c) of the Second Share Sale Agreement, the Company has no Liabilities other than shareholder funds;

       4.2.9 other than the Reorganisation, the signing of the lease of the Edinburgh office of the Subsidiary by the Subsidiary and the arrangements entered into at or about the time of Completion and which are listed in any of the schedules 1, 2 or 3, since 30 June 1999, so far as the Seller is aware, the Subsidiary has been operated and its business conducted in the ordinary course of business; and

       4.2.10 so far as the Seller is aware, there has been no sale, transfer or other disposition (other than by way of security to a bank which has been fully discharged or other security granted solely for the benefit of the Subsidiary) by the Subsidiary of any rights it had to receive any income (whether by royalty or otherwise) in respect of the exploitation of the video games known as "Grand Theft Auto" and "Grand Theft Auto 2" and any products or merchandise derived from those video games.

4.3 Each party acknowledges that the other is entering into this Agreement in reliance on each warranty given by that party in clause 4.

5      USE OF NAMES ETC.

5.1 The Buyer unconditionally and irrevocably agrees with and undertakes to the Seller (acting for itself and as trustee for each other Seller's Group Company) to procure that the Company and the Subsidiary (and their respective directors, officers, employees and agents) will, without cost to any Seller's Group Company:

       5.1.1 as soon as possible (and in any event within one month) after Completion, remove from all letterhead, business cards and other stationery, circulars and advertisements and on any signs or on any other assets used by the Company or the Subsidiary (or any of their respective agents) all references to;

       5.1.2 with effect from Completion, not use or carry on business under, or seek to register or acquire any right, title or interest in or to, any mark, logo, name, symbol or device which is similar to or which may be confused with that of;

       5.1.3  with  effect  from   Completion,   otherwise   represent  or  hold
              themselves out as being in any way connected with;

       the Seller or any other Seller's Group Company and its and their respective marks, logos, names, symbols or devices (excluding for the avoidance of doubt the Subsidiary's name, logos and marks).

5.2 The Seller unconditionally and irrevocably agrees with and undertakes to the Buyer (acting for itself and as trustee for the Company and the Subsidiary) to procure that each Seller's Group Company (and their respective directors, officers, employees and agents) will, without cost to any Buyer's Group Company:

       5.2.1 as soon as possible (and in any event within one month) after Completion, remove from all letterhead, business cards and other stationery, circulars and advertisements and on any signs or on any other assets used by any Seller's Group Company (or any of their respective agents) all references to;

       5.2.2 with effect from Completion, not use or carry on business under, or seek to register or acquire any right, title or interest in or to, any mark, logo, name, symbol or device which is similar to or which may be confused with that of;

       5.2.3  with  effect  from   Completion,   otherwise   represent  or  hold
              themselves out as being in any way connected with;

       the Company and the Subsidiary and their respective marks, logos, names, symbols or devices.

6      TERMINATION OF CERTAIN FINANCIAL OBLIGATIONS

6.1 Subject to the other provisions of this Agreement, the Seller unconditionally and irrevocably agrees with and undertakes to the Buyer (acting as trustee for the Company and the Subsidiary) as soon as possible (and in any event within one month of the Seller becoming aware) after Completion to:

       6.1.1 release and discharge (or procure the release and discharge of as and when such become known to the Seller) the Company and the Subsidiary from; and

       6.1.2 waive (or procure the waiver of) all rights against the Company and the Subsidiary arising from or in relation to;

       each liability, obligation and undertaking of any nature whatsoever (whether actual or contingent and whether due for payment or not), which the Company and/or the Subsidiary owe(s) or has or have before or at Completion to:

       (a) a Seller's Group Company (except for the amounts owed by the Company to the Seller as created by the First Sale Agreement); and/or

       (b)    any other person (each a "Seller's Security Beneficiary"):

              (i)    for the benefit of; or

              (ii) in respect of a liability, obligation or undertaking of any nature whatsoever (whether actual or contingent) of,

              a Seller's Group Company,

       without any provision or consideration for such release, discharge or waiver by the Company or the Subsidiary.

6.2 Without in any way affecting clause 6.1, the Seller agrees to pay the Buyer (acting for itself and as trustee for the Company and the Subsidiary) on demand an amount equal to the amount of each loss, liability and cost suffered or incurred by the Company or the Subsidiary with effect from or after Completion because of or in relation to a liability, obligation or undertaking of any nature whatsoever which the Company or the Subsidiary owes or has before or at Completion to any Seller's Group Company, and/or a Seller's Security Beneficiary.

6.3 Subject to the other provisions of this Agreement and to the extent permitted by law, the Buyer unconditionally and irrevocably agrees with and undertakes to the Seller (acting for itself and as trustee for each other Seller's Group Company) as soon as possible (and in any event within one month of the Buyer becoming aware) after Completion to:

       6.3.1 release and discharge (or procure the release and discharge of as and when such become known to the Buyer) each Seller's Group Company from; and

       6.3.2 waive (or procure the waiver of) all rights against each Seller's Group Company arising from or in relation to,


       each liability, obligation or undertaking of any nature whatsoever (whether actual or contingent and whether due for payment or not), which that Seller's Group Company owes or has before or at Completion to:

       (a)    the Company and/or the Subsidiary; and/or

       (b)    any other person (each a "Buyer's Security Beneficiary"):

              (i)    for the benefit of; or

              (ii) in respect of a liability, obligation or undertaking of any nature whatsoever (whether actual or contingent) of,

              the Company and/or the Subsidiary in respect of the business of the Company and/or Subsidiary as conducted immediately after Completion, including:

              (1) the guarantee granted to Take Two Interactive Software, Inc. by Gremlin Group plc (Company No. 3216645) in support of the obligation of the Subsidiary to develop the game Grand Theft Auto 2 under the agreement dated 22 May 1998 (as amended);

              (2) the guarantee granted by Gremlin Group PLC in support of the obligations of the Subsidiary to The East Old Dock Company Limited (registered no. 135999) under the Missives of Lease of Second Floor Office Accommodation, Building 1, Commercial Quay, 74 Commercial Street, Leith, Edinburgh EH6 6LX dated 2 September 1999 among those parties;

              (3) the guarantee granted by Gremlin Holdings Limited (registered no. 3049932) in support of the obligations of the Subsidiary to Barry Gold under the sublease of the Unit
                     2.7 Discovery House, Lindsay V, Lindsay Court, Dundee dated 1 October 1997 among those parties; and.

              (4) the guarantees and security granted by the Seller's Group Companies to the National Westminster Bank plc in respect of the financial obligations of the Company and the Subsidiary;


       without any provision or consideration for such release discharge or waiver by such Seller's Group Companies.

6.4 Without in any way affecting clause 6.3, the Buyer agrees to pay the Seller (acting for itself and as trustee for each other Seller's Group Company) on demand an amount equal to the amount of each loss, liability and cost suffered or incurred by each Seller's Group Company with effect from or after Completion because of or in relation to a liability, obligation or undertaking of any nature whatsoever which the Seller's Group Company owes or has before or at Completion to the Company and/or the Subsidiary, and/or a Buyer's Security Beneficiary.

6.5 For the avoidance of doubt, nothing in this clause 6 affects the obligation of the Company to repay the loan to the Seller created by the First Share Sale Agreement which will be satisfied by the obligation of the Buyer under clause 2.2 to procure that the Company repays to the Seller the amounts set out in clause 2.2 (provided that the Seller undertakes to the Buyer (for itself and as trustee for the Company) that following such payments, the Company shall have no further indebtedness to the Seller) or any of the other payments set out in this clause 6 or any of the obligations assumed by the parties under the IPR Assignments or any of the agreements entered into at or about the time of Completion and which are listed in any of schedules 1, 2 and 3, and nor does anything in this clause 6 affect any agreement or arrangement entered into after execution of this Agreement. 6.6 The Buyer undertakes to the Seller (for itself and as trustee for each Seller's Group Company) that the Buyer will procure that the Subsidiary will pay (or the Buyer will itself pay on behalf of the Subsidiary) (pound)250,000 (representing the balance of inter company payables and receivables between the Subsidiary and Gremlin Interactive Limited) to Gremlin Interactive Limited and such amount shall be payable at Completion.

6.7 The Buyer undertakes to the Seller (for itself and as trustee for each Seller's Group Company) that the Buyer will at Completion pay the (pound)249,532 owed by the Buyer to Gremlin Interactive Limited and the Buyer (as agent for the Subsidiary) acknowledges that the 80% contribution payment (in consideration for development work carried out by the Subsidiary on the game "Wild Metal Country") payable by Gremlin Interactive Limited to the Subsidiary in connection with "Wild Metal Country" (which would otherwise be payable out of the $400,000 payment) has already been paid to the Subsidiary in full and final settlement of any and all amounts payable by Gremlin Interactive Limited to the Subsidiary in respect of "Wild Metal Country".

6.8 The Buyer undertakes to the Seller (for itself and as trustee for each Seller's Group Company) that the Buyer will procure that the Subsidiary will pay (or the Buyer will itself pay on behalf of the Subsidiary) the fees payable by the Subsidiary to Gremlin Interactive Limited under the Secondment Agreement.

6.9 For the avoidance of doubt, except in respect of the Secondment Agreement, the Seller (for itself and as agent for each Seller's Group Company) acknowledges and agrees that the Buyer and each Buyer's Group Company shall be released fully and finally from any and all obligations of any kind to any Seller's Group Company whether past or future in relation to the interactive entertainment products known as "Grand Theft

       Auto" and "Grand Theft Auto 2" and all other products and merchandise derived from such products.

6.10 If any Seller's Group Company becomes aware of any matter which is reasonably likely to give rise to a claim against the Buyer under the indemnities in this clause 6, the provisions of paragraph 4 of schedule 4 shall, mutatis mutandis, apply to such claim.

6.11 If any Buyer's Group Company becomes aware of any matter which is reasonably likely to give rise to a claim against the Seller under the indemnities in this clause 6, the provisions of paragraph 4 of schedule 4 shall, mutatis mutandis, apply to such claim.

7      CONFIDENTIALITY

7.1 Subject to clause 7.2 and clause 8, each party must treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement or otherwise obtained, including all information which relates to:

       7.1.1 the negotiations relating to this Agreement or any document referred to in this Agreement; or

       7.1.2 the provisions or subject matter of this Agreement or any document referred to in this Agreement; or

       7.1.3 in the case of the Seller, each Buyer's Group Company, and, in the case of Buyer, each Seller's Group Company and, in each case, their respective businesses, including future projects, business development and planning, commercial relationships and negotiations, and financial and tax affairs.

7.2 A party may disclose information which would otherwise be confidential if and to the extent:

       7.2.1 required by the law of any relevant jurisdiction or for the purposes of any judicial proceedings; or

       7.2.2  required  by  any  recognised   securities   exchange  or  by  any
              regulatory or governmental body to which either party is subject or submits; or

       7.2.3 the information is disclosed on a strictly confidential basis to that party's professional advisers, auditors or bankers for the purpose of advising that party in connection with this Agreement; or

       7.2.4 the information is disclosed to a director, officer or employee of a Buyer's Group Company or Seller's Group Company (as the case may be) whose function requires him to have the information; or

       7.2.5 the information has come into the public domain otherwise than through a fault of that party; or

       7.2.6  the other party has agreed to the disclosure in writing;

       but a party may only disclose under clauses 7.2.1 and 7.2.2 after consultation (where practical) with the other party.

8      ANNOUNCEMENTS

8.1 Subject to clause 8.2, neither the Seller nor the Buyer may make or issue at any time any announcement, circular or other publicity relating to any matter referred to in this Agreement without the other party's prior written approval to the form and content of the announcement.

8.2 Clause 8.1 does not apply to any announcement, circular or other publicity required by the law of any relevant jurisdiction or by the rules or regulations of any recognised securities exchange or of any regulatory or governmental body to which either party is subject or submits. In such an event, the party making or sending the announcement, circular or other publicity must, as far as practical, consult with the other party as to the form and content of the announcement.

9      SELLER'S INDEMNITY

9.1 The Seller will at all times indemnify and hold the Buyer (for itself and acting as trustee for the Company and the Subsidiary and their respective officers, directors and employees) each an "Indemnified Person", fully and effectively indemnified against any and all loss, damage or Liability (and all costs, charges, interest, fines, penalties, reasonable professional fees and expenses incidental or relating to or arising in connection with any such loss, damage or liability) suffered by an Indemnified Person (whether or not foreseeable or contemplated) and arising as a result of or in connection with the following:-

       9.1.1  the Assigned Games; and/or

       9.1.2 the Reorganisation (other than in respect of obligations and liabilities expressly assumed by the Company or the Subsidiary in the IPR Assignments or the First and Second Share Sale Agreements); and/or

       9.1.3  any breach of the warranty in clause 4.2.8; and/or

       9.1.4  any breach of warranty in clause 4.2.9.

9.2 For the avoidance of doubt no Claim under Clause 9.1 shall be made by the Buyer in respect of any Tax Liability, any Claim in respect of any Tax Liability shall be made under the Tax Deed.

10     LIMITATIONS ON SELLER'S LIABILITY

10.1 The Seller's liability for Claims shall be limited or excluded (as the case may be) as set out in Schedule 4 and conduct in respect of any Claims shall be governed by Schedule 4.

10.2 Any payment made by the Seller to the Buyer pursuant to any claim under this Agreement shall be treated as a reduction in the consideration

11     TAX DEED AND TAXATION

11.1 The provisions of the Tax Deed shall apply in relation to Tax and any Tax Liabilities.

11.2 The Buyer shall procure that, following Completion, the Company and/or the Subsidiary (as the case may be) co-operates promptly and fully with any reasonable request of the Seller in respect of any accounting period of the Company and/or the Subsidiary (as the case may be) ended on or before Completion or the accounting period current at Completion to make such claims or elections as directed by the Seller in respect of:

       11.2.1 group relief (as defined in section 402 ICTA); and/or

       11.2.2 advance corporation tax under section 240 ICTA; and/or

       11.2.3 tax refunds under section 102 Finance Act 1989;

       provided that the Buyer shall not be obliged to procure the surrender of any Relief (as defined in the Tax Deed) which has been included as an asset in or taken into account in computing any provision for Tax or deferred Tax in the Completion Accounts which is reflected in Net Asset Value (as defined in clause 2).

11.3 If the amount of the Net Asset Value takes account of amounts received or receivable in respect of any surrender of any Relief by the Company or the Subsidiary and the Company or the Subsidiary shall not receive such amount, or such amount shall be liable to be repaid then, to the extent so taken into account, the Seller shall on demand pay to the Buyer an amount equal to the amount not received or the amount liable to be repaid.

11.4 If the amount of the Net Asset Value takes account of surrenders of Relief to the Company or the Subsidiary and such Relief is non-existent or is lost or cancelled, in whole or in part, then the Seller shall on demand pay to the Buyer an amount equal to the value attributed to such Relief, or the relevant part thereof, in the computation of Net Asset Value unless and to the extent that payment has been made under the Tax Deed.

12     NON-SOLICITATION

12.1 The Seller agrees with the Buyer that, without prejudice to any other duty imposed by law or equity, neither the Seller nor any Seller's Group Company will without the prior written consent of the Buyer (which consent will be withheld only in so far as may be reasonably necessary to protect the legitimate interests of the Buyer, the Company or the Subsidiary) either by itself, its employees or agents or otherwise howsoever, on its own account or in conjunction with or as principal, partner, director, employee, consultant or agent or otherwise on behalf of any other person or entity for a period of one year following Completion, directly or indirectly:

       (a)    solicit the employment or engagement of any Key Person; or

       (b) procure or assist any third party so to solicit any Key Person (whether or not such person would commit any breach of his contract with the Company or the Subsidiary) unless such Key Person had ceased to be employed or engaged by the Company or (as the case may be) more than 3 months previously.

12.2 The Seller agrees with the Buyer that the restrictive covenants herein contained are reasonable and necessary for the protection of the value of the Sale Share and the Company and the Subsidiary and the Seller agrees that having regard to that fact those covenants do not work harshly on it.

12.3 While the restrictions aforesaid are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions taken together shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the Buyer but would be adjudged reasonable if part or parts of the wording thereof were deleted or amended or qualified or the periods thereof were reduced then the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective.

12.4 Without prejudice to any other rights or remedies that the Buyer may have, the Seller acknowledges and agrees that damages alone would not be an adequate remedy for any breach by the Seller of the provisions of this clause and that, accordingly, the Buyer shall be entitled without proof of special damage to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of the provisions of this clause by the seller.

12.5 Each of the obligations on the Seller contained in the above provisions of this clause constitutes an entirely separate and independent restriction on the Seller notwithstanding that they may be contained in the same sub-clause, paragraph, sentence or phrase.

13     GENERAL

13.1 No provision of this Agreement by virtue of which this Agreement is subject to registration under the Restrictive Trade Practices Act 1976 (the "RTPA") shall, in the event that this Agreement is registerable but is not a non-notifiable agreement under the RTPA, take effect until the day after the date on which particulars of the Agreement have been furnished to the Director General of Fair Trading pursuant to the RTPA. For the purposes of this clause, "Agreement" includes this Agreement and any other relevant agreement or arrangement of which it forms a part.

13.2 No variation of this Agreement is effective unless made in writing and signed by or on behalf of each party.

13.3 The provisions of this Agreement survive, and are not in any way to be affected by, Completion, so that, to the extent that they remain to be performed or are capable of subsisting, they remain in full force and effect and are binding on, and enforceable by, the parties.

13.4 If any provision of this Agreement is illegal or unenforceable, this does not affect the enforceability any other provision of this Agreement.

13.5 Either party may assign its rights (but not its obligations) under this Agreement to any subsidiary undertaking of the relevant party, provided that if such assignee ceases to be subsidiary undertaking of such party the assignee shall be required to reassign such rights to a subsidiary undertaking of the original party.

13.6 No failure to exercise, and no delay in exercising, any right or remedy in connection with this Agreement operates as a waiver of that right or remedy. No single or partial exercise of any right or remedy under this Agreement precludes any other or further exercise of that right or remedy or the exercise of any other right or remedy. A waiver of any breach of this Agreement is not to be deemed to be a waiver of any subsequent breach.

13.7 The rights and remedies conferred upon the parties by this Agreement are cumulative and are not exclusive of any other rights or remedies provided by law

13.8 Each party must pay its own costs in relation to the preparation, negotiation and execution of this Agreement and the transactions of which it forms part (including, without limitation, the costs of their respective professional advisers).

13.9 Each party must do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

13.10 This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all counterparts together constitute the same document.

14     NOTICES

14.1 A notice or other communication to be given under or in connection with this Agreement must be in writing and delivered personally or sent by first class post or by air courier or by fax to the party to be served at its address set out in this Agreement or at another address or to a fax number which it may from time to time notify to the other party in accordance with this clause.

14.2 Subject to Clause 14.3 (and in the absence of evidence of earlier receipt), any notice or other communication is deemed to be served:

       14.2.1 if delivered personally, when left at the address of the relevant party;

       14.2.2 if posted first class or sent by air courier, two Business Days after posting or sending it; and

       14.2.3 if sent by fax, when the sender receives a confirmation of a transmission.

14.3 If a notice or communication is served or deemed served on a day which is not a Business Day, it is deemed served on the next Business Day.

15     ENTIRE AGREEMENT

15.1 This Agreement (together with the documents referred to in it or executed at Completion) constitutes the entire and only agreement between the parties with respect to its subject matter and replaces and extinguishes all prior drafts, agreements, arrangements, understandings, commitments, representations, warranties, undertakings and statements (in whatever form) regarding that subject matter.

15.2 The Buyer acknowledges that no Seller's Group Company (nor any of its officers, employees, advisers or agents) has made or given (and the Buyer has not relied on or been induced to enter into this Agreement (or any of the documents referred to in it or executed at Completion) in reliance
       on) any representation, warranty or statement (in whatever form) of any nature whatsoever in relation to the subject matter of this Agreement other than the warranties given in clause 4.

15.3 The Buyer hereby irrevocably and unconditionally waives, in the absence of fraud, any rights which it might otherwise have had to seek to rescind or terminate this Agreement or to claim damages against the Seller or any other Seller's Group Company for, or arising out of, any representation or breach of any warranty not contained in this Agreement.

16     ACCESS TO INFORMATION

16.1   During the period of two years after Completion:-

       16.1.1 if any business information Required for the Business of the Company or the Subsidiary is not in the possession of the Buyer or readily discoverable by the Buyer but is in the possession or under the control of or available to any Seller or any other Seller's Group Company, the Seller shall (provided that the Buyer meets the Seller's out of pocket expenses) procure that such business information is provided to the Buyer reasonably promptly on request; and

       16.1.2 if any books or records of any Seller or any other Seller's Group Company contain business information relating to the Company or the Subsidiary, the Seller shall (provided that the Buyer meets the Seller's out of pocket expenses) procure that copies of the relevant parts of such books or records are given to the Buyer reasonably promptly on request;

       provided that such period shall be extended to six years after Completion in respect of any such business information or copies of such books or records which are required by the Company or the Subsidiary to comply with any law applicable in relation to the business of the Company or the Subsidiary.

16.2 For the purposes of this clause, "Required for the Business" means any business information of the Company or the Subsidiary which is or has in the last 2 years been used in the business of the Company or the Subsidiary and is needed by the Company or the Subsidiary to carry on its business in the same manner as it is presently carried on or is needed to fulfil any of its present contracts, plans or projects in relation to the business of the Company or the Subsidiary or to comply with any law applicable in relation to the business of the Company or the Subsidiary.

17     GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

17.1 This Agreement is governed by, and is to be construed in accordance with, English law.

17.2 The courts of England and the courts of France have jurisdiction to the exclusion of all other courts to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England and the courts of France.

17.3 Each party irrevocably waives any objection which it might at any time have to the courts of England or the courts of France being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England or the courts of France are not a convenient or appropriate forum.

17.4 Process by which Proceedings are begun in England may be served on the Seller by being delivered to Infogrames United Kingdom Limited, 21 Castle Street, Castlefield, Manchester, M3 4SW, marked for the attention of the Company Secretary and may be served on the Buyer by being delivered to Take Two Interactive Software Europe Limited, Hogarth House, 29-31 Sheet Street, Windsor, Berkshire, marked for the attention of the Managing Director. This clause 17.4 does not prevent the service of process in any other lawful manner.

                                   SCHEDULE 1

                  ITEMS FOR DELIVERY BY THE BUYER AT COMPLETION

1 A copy, certified to be a true copy by a director or secretary of the Buyer, of a resolution of the Buyer's board of directors (or an authorised committee of the board) in terms consistent with the warranty given by the Buyer in clause 4.1.

2 A deed of release in a form satisfactory to the Seller executed by National Westminster Bank plc in respect of guarantees and security granted by each Seller's Group Company in support indebtedness of the Subsidiary.

3 A counterpart duly executed by the Buyer of the Wild Metal Country Assignment between the Buyer, the Subsidiary and Gremlin Interactive Limited in the agreed form annexed to this Agreement .

4 Evidence in a form satisfactory to the Buyer that the overdraft of the Subsidiary has been paid off by the Buyer.

5 A counterpart duly executed by the Buyer of the Tax Deed in the agreed form annexed to this Agreement.

6      A counterpart duly executed by the Buyer of the Secondment Agreement.

                                   SCHEDULE 2
                 ITEMS FOR DELIVERY BY THE SELLER AT COMPLETION

1 A duly executed transfer of the Sale Share in favour of the Buyer or as it directs together with the relevant share certificates for the Sale Share and the Subsidiary Share (or an indemnity in a form satisfactory to the Buyer in the case of any missing certificate).

2 A deed of release executed in a form satisfactory to the Buyer by National Westminster Bank plc in respect of guarantees and any security granted by the Company and/or Subsidiary in support indebtedness of each Seller's Group Company.

3 A copy of a letter from National Westminster Bank plc in a form satisfactory to the Buyer consenting to the pre-sale reorganisation, notwithstanding the terms of the existing security documentation granted by any Seller's Group Company.

4 A counterpart duly executed by Gremlin Holdings Limited, the Company and the Seller of the First Share Sale Agreement in the agreed form annexed to this Agreement.

5 A counterpart duly executed by the Company and Ocean Holdings Limited of the Second Share Sale Agreement in the agreed form annexed to this Agreement together with a copy of the Power of Attorney granted to Ocean Holdings Limited pursuant to the Second Share Sale Agreement.

6 The waiver signed by Gremlin Group PLC in favour of the Subsidiary waiving(pound)3,871,000 of inter-company dated 2 August 1999.

7 A counterpart duly executed by the Subsidiary and Gremlin Interactive Limited of the Wild Metal Country Assignment in the agreed form annexed to this Agreement.

8 A counterpart duly executed by the Subsidiary and Gremlin Interactive Limited of the Tanktics Assignment in the agreed form annexed to this Agreement.

9 A counterpart duly executed by the Subsidiary and Gremlin Interactive Limited of the Attack/Clan Wars Assignment in the agreed form annexed to this Agreement.

10 A counterpart duly executed by the Subsidiary and Gremlin Interactive Limited of the Secondment Agreement.

11 The resignations in the agreed form annexed to this Agreement of the resigning directors and the secretary from their respective offices in the Company and the Subsidiary, together with copies of the relative Companies House Forms 288b.

12 The resignation in the agreed form annexed to this Agreement of Pannell Kerr Forster as auditors of the Subsidiary containing a statement under section 394 of the Companies Act together with evidence that the statements have been deposited at the registered office of the Subsidiary.

13 A counterpart duly executed by the Seller of the Tax Deed in the agreed form annexed to this Agreement.

14 Schedule of employees of the Subsidiary containing details of all employees of the Subsidiary as at 31 August 1999 and details of salary payments made to those employees on that date.

15 Copies of the resolutions passed at the Board Meetings referred to in clauses 3.1.3 and 3.1.4.

16 The statutory books, certificate(s) of incorporation and of incorporation on change of name of the Company and the Subsidiary.

17 A power of attorney from the Seller granted to the Buyer in respect of the Sale Share.

                                   SCHEDULE 3
                              AGREED FORM DOCUMENTS

1      Wild Metal Country Assignment.

2      Tanktics Assignment.

3      Attack/Clan Wars Assignment.

4      First Share Sale Agreement.

5 Second Share Sale Agreement together with the Power of Attorney granted to Ocean Holdings Limited pursuant to clause 4.1.1(c).

6      Waiver  signed  by  Gremlin  Group  PLC  in  favour  of  the   Subsidiary
       waiving(pound)3,871,000 of inter-company debt.

7      Secondment Agreement.

8      Letters:

       (a) to the Company from each of Michel Lanne, Thomas Schmider, Jean-Marie Dura and Bruno Bonnell resigning as directors and from Gary Warburton resigning as secretary; and

       (b) to the Subsidiary from each of Jean-Marie Dura, Michel Lanne, James Hearn, Ian Stewart and Jenny Richards Stewart resigning as directors and from Chris Stockwell resigning as secretary.

9 Letter from Pannell Kerr Foster to the Subsidiary resigning as auditors and containing a statement under section 394 of the Companies Act.

10     Tax Deed to be entered into by the Buyer and the Seller.

11 Power of attorney from the Seller granted to the Buyer in respect of the Sale Share.

                                   SCHEDULE 4

                        LIMITATIONS ON SELLER'S LIABILITY

1      LIMITATIONS ON AMOUNT

1.1 The Seller shall not be liable for a Claim unless and until the Seller's aggregate liability for all such Claims exceeds:

       1.1.1 in the case of all Claims (other than Uncapped Claims or a Claim in respect of the indemnity in clause 9.1.1 or the warranty in clause 4.2.10); Z (where Z = (pound)500,000 less any amount by which the Net Asset Value (as determined in accordance with clauses 2.4 and 2.5) is below (pound)-3,500,000 (negative three million five hundred thousand) (in which event the Seller shall be liable only for the excess over and above Z); and

       1.1.2 in the case of Uncapped Claims or a Claim in respect of the indemnity in clause 9.1.1 or the warranty in 4.2.10; (pound)32,500 (in which event the Seller shall be liable only for the excess over (pound)32,500).

1.2 The Seller's total aggregate liability for all Claims other than Uncapped Claims is limited to(pound)6,750,000 (including all legal and other professional costs, fees, charges and expenses of the Seller).

1.3 The Seller's total aggregate liability in respect of Uncapped Claims shall not be limited by references to any maximum liability.

2      TIME LIMITS FOR BRINGING CLAIMS

2.1 The Seller shall not be liable for a Claim unless it receives from the Buyer written notice of the Claim (stating in reasonable detail the matter giving rise to the Claim and the nature and, where practicable, amount of the Claim):

       2.1.1 on or before the sixth anniversary of Completion in respect of a Claim under the Tax Deed;

       2.1.2 on or before 31 January 2001 in respect of any Claim under the warranty in clause 4.2.9 or the indemnity in clause 9.1.4 or the warranty in clause 4.2.10;

       2.1.3 on or before the first anniversary of Completion in respect of any Claim under the indemnity in clause 9.1.1; and

       2.1.4 on or before the fourth anniversary of Completion in respect of any other Claim including an Uncapped Claim (other than a Claim under the Tax Deed).

2.2 Any Claim which has been made against the Seller (and which has not been previously satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of one year commencing on the date on which the Seller received notice of the Claim in accordance with paragraph 2.1 or in the case of a Claim based on a contingent liability (which has been notified to the Seller in accordance with paragraph 2.1), commencing on the date on which that contingent liability shall have become an actual liability, unless legal proceedings in respect of the Claim shall have been issued and served on the Seller.

3      NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED

3.1 Neither the Buyer nor the Company or the Subsidiary shall be entitled to recover more than once in respect of the same loss.

3.2 No Claim shall be made in respect of any matter to the extent that such matter has been fully reflected in the calculation of the Net Asset Value pursuant to clause 2.5.

3.3 The Seller shall not be liable to the extent that the matter giving rise to the Claim is an amount for which the Company or the Subsidiary recovers (without damage, loss, liability, expense or prejudice to any Buyer's Group Company) under any insurance policy held by or in the name of any Buyer's Group Company.

3.4 Save in the case of a Claim under the Tax Deed nothing in this Schedule 4 shall restrict or limit the Buyer's general obligation at law where applicable to mitigate any loss or damage which it may suffer as a result of a matter giving rise to a Claim.

3.5    The Seller shall not be liable for a Claim if and to the extent that:

       3.5.1 the Claim is attributable (in whole or in part) to, or is increased as a result of, the passing or coming into force of, or any change in, after the date of this Agreement, any law, rule, regulation, directive, interpretation of the law or any administrative practice of any government, governmental department, agency or regulatory body or any increase in the rates of Tax or any imposition of Tax, in any such case not actually or prospectively in force at the date of this Agreement; or

       3.5.2 save in the case of a Claim under the Tax Deed the Claim arises directly as a result of an act or omission of a Buyer's Group
              Company occurring after Completion where such Buyer's Group Company knows (or ought reasonably to know) that such act or omission would give rise to such Claim and is other than (a) in the ordinary course of business of the Company or the Subsidiary or (b) pursuant to a legally binding obligation entered into prior to Completion or (c) with written consent of the Seller; or

       3.5.3  it is excluded under Clause 3 of the Tax Deed; or

       3.5.4 save in the case of a Claim under the Tax Deed the matter giving rise to the Claim was allowed, provided for or reserved in the Completion Accounts or was specifically referred to or taken into account in the Completion Accounts or in the notes to those accounts.

4.     CONDUCT OF CLAIMS

4.1 If any Buyer's Group Company becomes aware of any matter which is reasonably likely to give rise to a Claim or upon any Claim being made other than a Claim under the Tax Deed (to which Clause 6 of the Tax Deed shall apply) the following provisions shall apply:

       4.1.1 the Buyer shall as soon as reasonably practicable give detailed written notice to the Seller of the matter and shall consult with the Seller with respect to the matter;

       4.1.2 the Buyer shall not make, and shall procure that no other Buyer's Group Company shall make, any admission of liability in respect of or compromise or settle the matter without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed);

       4.1.3 (subject to the Seller undertaking to maintain the confidentiality of the same) the Buyer shall make available to the Seller at the Seller's expense and upon reasonable notice and in such manner as does not materially disrupt the business of the Buyer or any of the Buyer's Group Companies, all relevant details documentation and correspondence in relation to such Claim and by prior arrangement and during normal business hours permit the Seller to inspect the relevant accounts, books and records of the Company or the Subsidiary and to have access to such information as the Seller may reasonably require in order to investigate fully the merits of such claim.

       4.1.4 the Buyer shall, and shall procure that each Buyer's Group Company, retains and preserves all relevant assets, documents, records and information within the power, possession or control of the Buyer's Group Company relating to the Company and the Subsidiary which are or are reasonably likely to be relevant in connection with any Claim for so long as any actual or prospective Claim remains outstanding;

       4.1.5  the Seller  shall at its own cost be  entitled to copies of any of
              the  details  documentation,   correspondence,   accounts,  books,
              records and information referred to in paragraph 4.1.3; and

       4.1.6 the Buyer shall and shall procure that each Buyer's Group Company will at the Seller's expense:

              (a) take such reasonable action and institute such proceedings, and give such information and assistance, as the Seller may reasonably request to dispute, resist, appeal, compromise, defend, remedy or mitigate the matter or to enforce against any person (other than the Seller) the rights of each Buyer's Group Company in relation to the matter; and

              (b) in connection with any proceedings related to the matter (other than against the Seller) use professional advisers nominated by the Seller with the approval of the Buyer (such approval not be unreasonably withheld or delayed);

              and in each case on the basis that the Seller shall indemnify the Buyer and each Buyer's Group Company for all reasonable costs and expenses properly incurred as a result of any request or nomination by the Seller.

4.2 Provided that if the Seller does not take any action as aforesaid within 60 days of notice being given to the Seller, the Company, the Subsidiary or the Buyer shall be free to defend or pay or settle the claim as they may in their absolute discretion think fit.

4.3    The Seller's rights pursuant to Clause 4.1 are subject to the following:

       4.3.1 no failure by the Buyer to give any notice under Clause 4.1 shall relieve the Seller of any liability under this Agreement;

       4.3.2 notwithstanding the Seller's election to appoint professional advisors to represent the Seller in an action, the Buyer shall have the right to employ separate professional advisors, and, the Seller shall bear the reasonable fees, costs and expenses of such separate professional advisors if (i) the use of professional advisors chosen by the Seller would present such professional advisors with a conflict of interest, or (ii) the Seller has not employed professional adviser in accordance with paragraph 4.1.6(a) within 60 days, or (iii) the Seller shall authorise the Buyer to employ separate professional advisors at the expense of the Seller;

       4.3.3 the Seller may not exercise its right pursuant to Clause 4.1 if the Claim (i) is reasonably likely to result in imprisonment of any officers of the Buyer or any Buyer's Group Company or (ii) is reasonably likely to result in a criminal penalty or fine against the Buyer or any Buyer's Group Company;

       4.3.4 the Seller shall not and has no authority to (i) settle or compromise any claim by or against any Buyer's Group Company without the Buyer's prior written consent (not to be unreasonably withheld or delayed) or (ii) take any action, or make any omission which it knows or should reasonably have known would cause the officers of the Buyer, or any Buyer's Group Company to be in breach of their fiduciary duties or which would cause the Buyer or any Buyer's Group Company or any of their respective officers or employees to be in breach of any law or regulation;

       4.3.5 Where any action is taken by the Seller pursuant to this clause, it shall keep the Buyer fully informed and copied with correspondence and shall consult the Buyer prior to taking such action and in so doing shall act in good faith with no damage or prejudice to the business of the Buyer or any Buyer's Group Company.

5.     RECOVERY FROM THIRD PARTIES

5.1 Save as provided in clause 5.2 where the Seller pays to the Buyer an amount in respect of any Claim (the "Payment") and the Company or the Subsidiary or the Buyer (or any other Buyer's Group Company) either recovers or is entitled to recover (whether by reason of insurance, payment, discount, credit, relief or otherwise) from a third party any sum which is referable to a fact, matter, event or circumstance giving rise to a Claim or obtains relief or other saving or benefit which is so referable which, in each case, if received prior to the Claim would have reduced the amount of the Payment, the Buyer shall (or, as appropriate, shall procure that the Company or the Subsidiary and each Buyer's Group Company shall):

       5.1.1 as soon as reasonably practicable notify the Seller and provide such information and assistance as the Seller may reasonably require relating to such right of recovery or such other relief, saving or benefit and the steps taken or to be taken by the Buyer or (as the case may be) Buyer's Group Company in connection with it;

       5.1.2  keep the Seller  informed of the  progress of any action taken and
              provide  it  with  copies  of  all  relevant   correspondence  and
              documentation

       and if the Buyer, the Company or the Subsidiary receives or obtains such a payment, relief, saving or benefit, the Buyer shall forthwith repay to the Seller so much of the Payment as is so reduced and does not exceed the sum received from the third party (less any reasonable costs incurred in recovering or obtaining such payment, saving or benefit and any tax actually suffered (and which is not reclaimable) on such amount).

5.2 This paragraph 5 shall not apply to any matter or Claim falling within the scope of the Tax Deed.

EXECUTED by the parties

Signed by                                         )
o                                                 )
for an on behalf of                               )
INFOGRAMES ENTERTAINMENT SA                       )
                                                  )



Signed by                                         )
o                                                 )
for an on behalf of                               )
TAKE TWO INTERACTIVE SOFTWARE INC.                )
                                                  )